Annual Shareholder Meeting May 15, 2013

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Agenda 3 1. Financial Performance 2. Margin Environment 3. Margin Drivers 4. Total Shareholder Returns 5. Cash Distribution Strategy 6. Strategic Accomplishments

4 2012 Financial Performance $0 $500 $1,000 $1,500 $2,000 2011 2012 $1,023 $1,727 Net Income $0 $1,000 $2,000 $3,000 $4,000 2011 2012 $1,842 $3,097 EBITDA $0 $2 $4 $6 $8 $10 2011 2012 $6.42 $8.38 EPS  2012 EPS +30% vs 2011  2012 Net Income +69% vs 2011  2012 EBITDA +68% vs 2011

5 Margin Environment  Margins above 5-year average range for much of 2012 across all of our regions  2012 MidCon 321 Crack Spread 27% above 2011  2012 MidCon 321 Crack Spread $32.59  2011 MidCon 321 Crack Spread $25.67 Source: Macquarie

6 Margin Environment  HFC 2012 Reported Consolidated Gross Margin per Barrel 21% Above 2011 Levels  HFC Consolidated Refinery Gross Margin per Barrel $24.89 vs 2011 $20.64  Rockies GM/BBL $27.15 vs 2011 25.04, +8% yoy  MidCon GM/BBL $23.42 vs 2011 19.59, +20% yoy  Southwest GM/BBL $26.92 vs 2011 20.36, +32% yoy

7 Margin Drivers  WTI/Brent Spread  $17.46 WTI Discount to Brent on average for 2012  Discounted Heavy Crudes  $22.31 WCS Discount to WTI on average for 2012  The US is a Net Exporter Of Refined Products  Net Product Exports 1.5 million BPD in Dec. 2012 -3000 -2500 -2000 -1500 -1000 -500 0 500 1000 1500 2000 Ja n -20 0 7 M ay -2 00 7 Se p -2 0 0 7 Ja n -20 0 8 M ay -2 00 8 Se p -2 0 0 8 Ja n -20 0 9 M ay -2 00 9 Se p -2 0 0 9 Ja n -20 1 0 M ay -2 01 0 Se p -2 0 1 0 Ja n -20 1 1 M ay -2 01 1 Se p -2 0 1 1 Ja n -20 1 2 M ay -2 01 2 Se p -2 0 1 2 Ja n -20 1 3 Total Petroleum Product Net Exports Th o u sa n d s BP D WTI / Brent Spread Source: Bloomberg, EIA

Total 2012 Shareholder Return 8  HFC Total 2012 Share Price Appreciation 99% Compared to Sector Average 83%  12/30/11 Stock Price $23.40  12/31/12 Stock Price $46.55  HFC Total 2012 Shareholder Return 112% Compared to Sector Average 89%  $3.10 per share cash dividends paid in 2012 **HFC split adjusted, MPC return only as of June 24th, 2011. PSX return only as July 20th, 2012, PBF as of Dec 13, 2012 IPO. * FY 2012 calculated off closing prices from 12/30/2011 and 12/31/2012 Full Year 2012 Performance

Cash Distribution Strategy 9 milli o n s  Strategy is to return a significant portion of cash earnings to shareholders through:  Growing Regular Dividends, evaluated quarterly  Special Dividends, evaluated quarterly  Opportunistic share repurchases  Best in Class Dividend Yield  12.9% cash return to shareholders based on Jan. 1, 2012 opening stock price of $24.01  HollyFrontier returned more than $850 million in capital to shareholders in 2012 Dividends totaled $3.10 per share for full year 2012 Doubled regular quarterly dividend from $0.10 to $0.20 Paid 5 special $0.50 dividends Spent $206 million repurchasing company shares during the year 2012 Dividend Track Record $850m Total Shareholder Cash Return

1 0 Goal of Generating High Long-Term Return on Capital Employed 10-year average ROCE of 23% 20-year average ROCE of 15% -5% 5% 15% 25% 35% 45% 55% ROCE 20 Year Average 10 Year Average 10 and 20 year average ROCE calculated by taking the average of ROCE’s for the years 1992-2012. ROCE calculated by dividing net income by the sum of total debt and shareholder capital. For HFC pre-merger, legacy HOC/FTO earnings, debt and equity were combined. FTO legacy financials adjusted for LIFO accounting change in relevant years.

1 1 2012 Strategic Accomplishments  Improved Environmental, Health and Safety Performance 17% reduction in environmental events 34% reduction in process safety incidents  UNEV Pipeline Sale to HEP – July 2012 Sale of HFC’s 75% interest in UNEV Pipeline, LLC Purchase price $315 million of which $260 million was paid in cash and $55 million was paid with approximately 1 million Holly Energy common units*  Woods Cross Expansion Project – Announced January 2012 Refinery expansion from 31,000 BPD to 45,000 BPP Expected completion early 2015  Incremental production to flow down UNEV pipeline to Las Vegas which trades at seasonal premium to Salt Lake  Newfield Crude Supply Agreement – Announced January 2012 Woods Cross expansion project supported by long-term crude supply agreement 10 year agreement to purchase waxy crudes from Newfield Exploration Company *2m units adjusted for unit split January 2013